Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-220330) on Form S-8 of our report dated June 26, 2018, appearing in the annual report on Form 11-K of The Dow Chemical Company Employees' Savings Plan as of December 31, 2017 and 2016 and for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
Flint, Michigan
June 26, 2018

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